May 9, 2012

Securities and Exchange commission

100 F Street, N.E.

Washington, D.C. 20549

Dear Sir/Madams:

We have read Item 4.01 of Pioneer Exploration Inc. Form 8-K dated May 9, 2012, and have the following comments:

1.      We agree with the statements made in Item 4.01.

2.      We have no basis on which to agree or disagree with the statements made in Item 4.02(a).

Sincerely,

/S/ John A. Parmelee, CPA

Partner

469 Centerville Road, Suite 203 | Warwick, RI 02886 | Phone: 401-738-0010 | Fax: 401-738-1105

www.parmeleepoirier.com